Exhibit 10.1

EXCHANGE AGREEMENT
This Exchange Agreement (the “Agreement”) is entered into as of the 29th day of April, 2016, by and among Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following facts:
A.    Prior to the date hereof, pursuant to that Note Purchase Agreement, dated as of September 4, 2015, by and between the Company and the Holder (the “Note Purchase Agreement”), the Company issued to the Holder one or more secured convertible notes, convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of thereof (the “Notes”, as converted the “Conversion Shares”).
B.    The Company and the Holder desires (x) to exchange (the “Exchange”) the Note for a right to receive common stock in the form attached hereto as Exhibit A, initially exercisable into such aggregate number of shares of Common Stock as set forth on the signature page of the Holder (without regard to any limitations on exercise set forth herein) (the “Right”, as exercised, the “Right Shares”) and (y) to cancel the Notes (the “Cancellation”). The Right Shares, the Rights, this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.
C.     Each of the Company and the Holder desire to effectuate the Exchange and the Cancellation on the basis and subject to the terms and conditions set forth in this Agreement.
D.     The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
E.     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreements.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.Exchange and Cancellation. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Notes to the Company in exchange for which the Company agrees to issue the Rights to the Holder and, upon delivery of the Rights to the Holder, the parties shall consummate the Cancellation in accordance herewith.
(a)On the date hereof, in exchange for the Notes, the Company shall deliver or cause to be delivered to the Holder (or its designee) the Rights.
(b)The Rights shall each be issued with the following securities act legend:
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE

STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
(c)The Holder shall deliver or cause to be delivered to the Company (or its designee) the Notes (or affidavit of lost warrants, in form provided upon request by the Company and reasonably acceptable to the Holder) as soon as commercially practicable following the date hereof (the “Delivery Date”). Immediately following the delivery of the Rights to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Notes assign the same to the Company, and the Notes shall be cancelled.
(d)The parties acknowledge and agree that the Rights shall be issued to the Holder in exchange for the Notes without the payment of any additional consideration.
(e)Notwithstanding anything herein to the contrary, on or after the date hereof, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Rights or Rights Shares to any Person (an “Assignee”).
2.    Disclosure of Transaction. The Company shall promptly file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, the Rights and this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).
3.    Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Right (and upon exercise of the Right, the Right Shares) may be tacked onto the holding period of the Notes, and the Company agrees not to take a position contrary to this Section 3. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the Rights, the Right Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Right Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (ii) in connection with any resale of Rights Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Rights Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel.
4.    Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.
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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY: ASCENT SOLAR TECHNOLOGIES, INC. By: /s/ Victor Lee Name: Victor Lee Title: Chief Executive Officer

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

SENG WEI SEOW

By:  /s/ Seng Wei Seow
Name: Seng Wei Seow

Principal Amount and Accrued Interest on the Notes::

$1,050,109.78
Number of Right Shares initially issuable upon exercise of the Right to be issued hereunder (without regard to any limitations on exercise):

21,002,200